Exhibit (e)(9)

                         COMPUTER MEMORIES INCORPORATED
                           NON-QUALIFIED STOCK OPTION
                 UNDER THE 1991 NON-QUALIFIED STOCK OPTION PLAN

      For valuable consideration, receipt whereof is hereby acknowledged, COMPUTER MEMORIES INCORPORATED, a Delaware corporation (the "Company"), hereby grants to ______________________, who resides at _______________________________
(the "Optionee"), a non-qualified stock option, subject to the terms and conditions hereof, to purchase from the Company an aggregate of ___________ shares of the Common Stock of the Company, par value $.01 per share ("Common Stock"), at the price of $______ per share (the "Option Price"), such option to be exercisable in installments as follows on or before the day preceding the fifth anniversary of the date hereof (the "Termination Date").

      This Option may be exercised cumulatively as to one-half of the shares subject hereto after the date hereof and as to the remaining one-half of the shares on the first anniversary of the date hereof.

      The right of the Optionee, unless the Optionee ceases to be engaged by the Company or by a subsidiary thereof, to purchase shares subject to any such installment may be exercised in whole at any time or in part from time to time after the accrual of such respective installments and prior to the Termination Date, except as otherwise expressly provided herein.

      Subject to the provisions of this Option, this Option may be exercised by written notice to the Company stating the number of shares with respect to which it is being exercised and accompanied by payment of the Option Price (a) by certified or bank cashier's check payable to the order of the Company in New York Clearing House funds or (b) in any other form acceptable to the Company. As soon as practicable after receipt of such notice and payment, the Company shall, without transfer or issue tax or other incidental expense to the Optionee, deliver to the Optionee at the offices of the Company at 376 Main Street, Bedminster, New Jersey 07921, or such other place as may be mutually acceptable, or, at the election of the Company, by first-class insured mail addressed to the Optionee at his address shown in the employment records of the Company or at the location at which he is employed by the Company or any subsidiary, a certificate or certificates for such shares out of theretofore unissued shares or reacquired shares of its Common Stock, as the Company may elect.

      The Company may postpone the time of delivery of certificates for shares of its Common Stock for such additional time as the Company shall deem necessary or desirable to enable it to comply with the listing requirements of any securities exchange upon which the Common Stock of the Company may be listed, or the requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any rules or regulations of the Securities and Exchange Commission promulgated thereunder or the requirements of applicable state laws relating to the authorization, issuance or sale of securities.

      If the Optionee fails to accept delivery of and pay for all or any part of the number of shares specified in such notice upon tender of delivery thereof, his right to exercise this Option with respect to such undelivered shares may be terminated. This Option can be exercised only with respect to full shares.

      This Option shall during the Optionee's lifetime be exercisable only by him, and neither it nor any right hereunder shall be transferable otherwise than by will or the laws of descent and distribution, or be subject to attachment, execution or other similar process. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of this Option or of any right hereunder, except as provided for herein, or in the event of any, levy or


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

any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate this Option by notice to the Optionee, and it shall become null and void.

      If, prior to the Termination Date, the Optionee shall cease to be engaged by the Company or by a subsidiary or parent of the Company (otherwise than by reason of death or permanent and total disability (as defined below) of the Optionee), this Option, and all rights hereunder to the extent that such rights shall not have been exercised, shall immediately terminate and become null and void.

      In the event of the death of the Optionee, prior to the Termination Date, while employed by the Company or by a subsidiary or parent of the Company, this Option shall become fully exercisable and may be exercised within one year after the date of the Optionee's death by the person or persons to whom the Optionee's rights under this Option shall pass by will or by the applicable laws of descent and distribution, but in no event may this Option be exercised later than the Termination Date.

      In the event of the permanent and total disability of the Optionee, prior to the Termination Date, while employed by the Company or by a subsidiary or parent of the Company, this Option shall become fully exercisable within one year after the date the Optionee ceased to be employed by the Company or by a subsidiary or parent of the Company as a result of such disability, but in no event may this Option be exercised later than the Termination Date. For the purposes of this Option, the Optionee shall be considered to be permanently and totally disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Optionee shall not be considered to be permanently or totally disabled unless he furnishes proof


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

of the existence of such disability in such form and manner, and at such times, as may be required by the Board of Directors or a committee thereof. The determination by the Board of Directors or a committee thereof with respect to the existence of such disability shall be conclusive and binding upon the Optionee.

      If the Company shall declare a dividend payable in cash, or shall subdivide or combine its Common Stock, or any other event shall occur which in the judgment of the Board of Directors necessitates action by way of adjusting the terms of this Option, the Board of Directors shall forthwith take any such action as in its judgment shall be necessary to preserve to the Optionee rights substantially proportionate to the Optionee's rights existing prior to such event. The judgment of the Board of Directors or a committee thereof with respect to any matter referred to in this paragraph shall be conclusive and binding upon the Optionee.

      The issuance of the shares of Common Stock subject hereto and issuable upon the exercise of the Option and the transfer or resale of such shares shall be subject to such restrictions as are, in the opinion of Company counsel, required to comply with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and the certificates representing such shares shall, if it is deemed advisable by counsel to the Company, bear a legend to such effect.

      The right of the Company or of a subsidiary or parent of the Company to terminate (whether by dismissal, discharge, retirement or otherwise) the Optionee's employment with it at any time at will, or as otherwise provided by any agreement between the Company or any subsidiary or parent of the Company and the Optionee, is specifically reserved. Neither the Optionee nor any person or persons entitled to exercise his rights in the event of his death shall have any rights to dividends or any other rights of a stockholder with respect to any shares of


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

Common Stock subject to this Option, except to the extent that a certificate for such shares shall have been issued upon the exercise of this Option as provided for herein.

      Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the proper address. Except as provided above, all notices to the Company shall be addressed to it at its offices at 376 Main Street, Bedminster, New Jersey 07921, attention of the Treasurer. All notices to the Optionee or other person or persons then entitled to exercise this Option shall be addressed to the Optionee or such other person or persons at the Optionee's address above specified. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

      This Option shall be wholly void and of no effect after the Termination Date.

      IN WITNESS WHEREOF, COMPUTER MEMORIES INCORPORATED has caused this Option to be exercised by its officers, thereunto duly authorized, as of the _______ day of _______________, 19__.

                                        COMPUTER MEMORIES INCORPORATED


                                        By: ________________________________

ATTEST:


__________________________________
Secretary


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